                                                                    EXHIBIT 10.4

                            Efficient Networks, Inc

                          INVESTORS' RIGHTS AGREEMENT

                                 July 30, 1993
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                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

1. Registration Rights                                                        1
        1.1  Definitions                                                      1
        1.2  Request for Registration                                         2
        1.3  Company Registration                                             3
        1.4  Obligations of the Company                                       4
        1.5  Furnish Information                                              5
        1.6  Expenses of Demand Registration                                  5
        1.7  Expenses of Company Registration                                 5
        1.8  Underwriting Requirements                                        6
        1.9  Delay of Registration                                            6
        1.10 Indemnification                                                  7
        1.11 Reports Under Securities Exchange Act of 1934                    9
        1.12 Form S-3 Registration                                           10
        1.13 Assignment of Registration Rights                               11
        1.14 Limitations on Subsequent Registration Rights                   11
        1.15 "Market Stand-Off" Agreement                                    12
        1.16 Termination of Registration Rights                              12

2. Covenants of the Company                                                  13
        2.1  Delivery of Financial Statements                                13
        2.2  Inspection                                                      14
        2.3  Termination of Information and Inspection Covenants             14
        2.4  Right of First Offer                                            14
        2.5  Key-Person Insurance                                            15
        2.6  Management Stock                                                16
        2.7  Election of Directors; Board Meeting Expenses; Indemnities      16
        2.8  Use of Proceeds                                                 17
        2.9  Salaries of Officers                                            17
        2.10 Payment of Dividends                                            17
        2.11 Termination of Certain Covenants                                17

3. Miscellaneous                                                             17
        3.1  Successors and Assigns                                          17
        3.2  Governing Law                                                   18
        3.3  Counterparts                                                    18
        3.4  Titles and Subtitles                                            18
        3.5  Notices                                                         18
        3.6  Expenses                                                        18
        3.7  Amendments and Waivers                                          18
        3.8  Severability                                                    19
        3.9  Aggregation of Stock                                            19
        3.10 Entire Agreement; Amendment; Waiver                             19



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                          INVESTORS' RIGHTS AGREEMENT
                          ---------------------------

     THIS INVESTORS' RIGHTS AGREEMENT is made as of the 30th day of July, 1993, by and between Efficient Networks, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

                                   RECITALS
                                   --------

     WHEREAS, the Company and the Investors are parties to the Series A Preferred Stock Purchase Agreement of even date herewith (the "Series A Agreement");

     WHEREAS, in order to induce the Company to enter into the Series A Agreement and to induce the Investors to invest funds in the Company pursuant to the Series A Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Registration Rights. The Company covenants and agrees as follows:
          -------------------

          1.1  Definitions. For purposes of this Section 1:
               -----------

               (a) The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (c) The term "Registrable Securities" means (1) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned;

               (d) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof; and

               (f) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          1.2  Request for Registration.
               ------------------------

               (a) If the Company shall receive at any time after the earlier of
(i) July 30, 1995, or (ii) one (1) year after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the aggregate offering price of would exceed $5,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), effect as soon as practicable, and in any event shall use its best efforts to effect within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with paragraph 3.5.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities

                                      -2-
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through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) The Company is obligated to effect only two (2) such registrations pursuant to this Section 1.2.

               (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

          1.3  Company Registration. If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.


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          1.4  Obligations of the Company. Whenever required under this
          --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are

                                      -4-
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delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.5  Furnish Information. It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.6  Expenses of Demand Registration. All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7  Expenses of Company Registration. The Company shall bear and pay
               --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities

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with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8  Underwriting Requirements. In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling Stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

          1.9  Delay of Registration. No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy

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that might arise with respect to the interpretation or implementation of this
Section 1.

          1.10 Indemnification. In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect

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thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934. With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration. In case the Company shall receive from any
               ---------------------
Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;
(3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.12; (5) within one hundred eighty days (180) days of any prior registration statement under the Act; or (6) in any particular jurisdiction in which the

Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13 Assignment of Registration Rights. The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14 Limitations on Subsequent Registration Rights. From and after the
               ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 1.2.

          1.15 "Market Stand-Off" Agreement. Each Investor hereby agrees that,
                ---------------------------
during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.16 Termination of Registration Rights. No Holder shall be entitled
               ----------------------------------
to exercise any right provided for in this Section 1 (i) after six (6) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public; or
(ii) to the extent any individual Holder is eligible to sell all of such Holder's Registrable Securities pursuant to Rule 144(k).

     2.   Covenants of the Company.
          ------------------------

          2.1  Delivery of Financial Statements. The Company shall deliver to
               --------------------------------
each Investor holding at least 750,000 shares of Series A Preferred Stock:

               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("gaap"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b) as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

               (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

               (d) as soon as practicable, but in any event sixty (60) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company. The Company's Board of Directors shall endeavor to provide input to management on the budget submitted such that it is approved by the Company's Board of Directors at least thirty (30) days prior to the end of the fiscal year prior to the year for which such budget applies;

               (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with gaap consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by gaap) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

               (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

          2.2  Inspection. The Company shall permit each Investor, at such
               ----------
Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3  Termination of Information and Inspection Covenants. The
               ---------------------------------------------------
covenants set forth in Section 2.1 and Section 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          2.4  Right of First Offer. Subject to the terms and conditions
               --------------------
specified in this paragraph 2.4, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

               Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within 20 calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by such Investor bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion of all convertible securities). The Company shall promptly, in writing, inform each Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares not subscribed for by the Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Series A Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

               (c) If all Shares which Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

               (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of shares of common stock (or options therefor) to employees, consultants, directors or officers for the primary purpose of soliciting or retaining their employment or service when the total number of shares of Common Stock so issued (and not repurchased at cost by the Company in connection with the termination of employment or service), does not exceed 4,000,000 (subject to appropriate adjustment for stock splits, stock dividends, combinations or other recapitalizations) since the date of the Company's incorporation, or (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

          2.5  Key-Person Insurance. The Company shall obtain and maintain in
               --------------------
full force and effect from the date of Closing until all of the shares of Series A Preferred Stock have been redeemed by the Company or have been converted into shares of Common Stock of the Company, term life insurance in the amount of $1,000,000 on the life of Mark Floyd and $3,000,000 on the life of Chase Bailey, with proceeds payable to the Company.

          2.6  Management Stock.
               ----------------

               (a) Employee Reserve. An initial pool of 4,000,000 shares of the
                   ----------------
Company's Common Stock (taking into account the issuance of all shares of Common Stock or options therefor since the date of the Company's incorporation) shall be reserved for purchase or incentive grants to employees, consultants, directors or officers under those stock purchase or stock option plans or other arrangements as determined in the discretion of the Company's Chief Executive Officer and Chief Technical Officer, subject to approval by the Board of Directors ("Employee Reserve").

               (b) Vesting. The shares or options issued from the employee
                   -------
reserve provided for in Section 2.6 shall generally vest in equal monthly installments over the forty-eight (48) months following the grant or issuance of such shares or options, subject to a one year cliff period. Shares initially issued to Mark Floyd and Chase Bailey shall not be subject to the one year cliff period, but shall be subject to the forty-eight month vesting schedule.

               (c) Right of First Refusal and Co-Sale Agreement. The Company
                   --------------------------------------------
shall require, all common stockholders and option holders as of the Closing of the issuance of Series A Preferred Stock under the Series A Agreement to enter into a Right of First Refusal and Co-Sale Agreement as a condition to such issuance or grant, and the Company shall require future common stockholders and option holders as determined by the Company's Board of Directors to enter into a Right of First Refusal and Co-Sale Agreement.

          2.7  Election of Directors; Board Meeting Expenses; Indemnities.
               ----------------------------------------------------------

               (a) The Company agrees to take all reasonable actions required to ensure that any person who is nominated for the directorships to which directors are to be elected by the holders of Common Stock and the holders of Series A Preferred Stock voting together will first be approved for such nomination by both the board representatives of the Series A Preferred Stock and the board representatives of the Common Stock. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be performed by the Company under this paragraph, and will at all times in good faith assist in the carrying out of all of the provisions.

               (b) The out-of-pocket expenses incurred by the Company's outside directors in attending Board meetings

(including, without limitation, airfare, hotel, rental car, and meals) shall be reimbursed by the Company.

               (c) The Company shall take all actions necessary to indemnify its directors to the maximum extent permitted by applicable law, including, without limitation, amending the Company's Certificate of Incorporation and Bylaws and entering into contracts with the directors to provide such indemnification; provided, however, that the Company shall not be required to obtain directors and officers insurance unless authorized by the Board of Directors.

               (d) The Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of five (5) persons which number shall not be changed by an Amendment to the Certificate of Incorporation or the Bylaws without the consent of at least four out of the five directors of the Company's Board of Directors.

          2.8  Use of Proceeds. Proceeds received at the Closing shall be used
               ---------------
exclusively to fund the working capital requirements of the Company.

          2.9  Salaries of Officers. The position, title and salary of the
               --------------------
Company's officers shall be subject to the approval by the Board of Directors.

          2.10 Payment of Dividends. The Company shall declare dividends on the
               --------------------
Series A Preferred Stock in the full preferential amount each year in which the Company makes a profit sharing payment to its management or employees. The compensation committee of the Board of Directors may approve bonuses for management or employees which are outside any existing or future profit sharing plan, and such bonus payments shall not constitute a profit sharing payment which triggers a dividend on the Series A Preferred Stock. Notwithstanding the foregoing, the Company's Board of Directors may in its discretion declare and pay dividends on the Series A Preferred Stock in accordance with applicable law.

          2.11 Termination of Certain Covenants. The covenants set forth in
               --------------------------------
Section 2.4 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

     3.   Miscellaneous.
          -------------

          3.1  Successors and Assigns. Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this

Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.2  Governing Law. This Agreement shall be governed by and construed under
          -------------
the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     3.3  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It is expressly contemplated by the parties to this Agreement that purchaser(s) of shares of the Company's Series A Preferred Stock pursuant to the Series A Agreement in closings subsequent to the date of this Agreement shall execute and deliver counterparts to this Agreement and shall automatically become a party to this Agreement and shall be included in the definition of "Investor" for purposes of this Agreement.

     3.4  Titles and Subtitles. The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.5  Notices. Unless otherwise provided, any notice required or permitted
          -------
under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     3.6  Expenses. If any action at law or in equity is necessary to enforce or
          --------
interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     3.7  Amendments and Waivers. Any term of this Agreement may be amended and
          ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         EFFICIENT NETWORKS, INC., a
                                         Delaware corporation

                                         By: /s/ M. A. Floyd
                                             ---------------

                                             ----------------

                                         Address:  717 N Haguard #1400
                                                   Dallas, TX 75201


                                         INVESTORS:

                                         CROSSPOINT VENTURE PARTNERS 1993

                                         By: /s/ Signature Illegible
                                             -------------------------
                                               General Partner

                                         Address:  18552 MacArthur Blvd.
                                                   Suite 400
                                                   Irvine, California 92715


                                         CROSSPOINT 1993 ENTERPRENEURS FUND

                                         By: /s/ Signature Illegible
                                             -----------------------
                                              General Partner

                                         Address:  18552 MacArthur Blvd.
                                                   Suite 400
                                                   Irvine, CA 92715


                                         ENTERPRISE PARTNERS II, L.P.

                                         By:  Enterprise Management Partners
                                              II, L.P., Its General Partner

                                         By: /s/ Signature Illegible
                                             -----------------------
                                              General Partner

                                         Address:  12011 San Vicente Blvd.
                                                   Suite 330
                                                   Los Angeles, CA 90049

                                         ENTERPRISE PARTNERS II ASSOCIATES,
                                         L.P.

                                         By:  Enterprise Management Partners
                                              II, L.P., Its General Partner

                                         By: /s/ Signature Illegible
                                             -----------------------
                                              General Partner

                                         Address:  12011 San Vicente Blvd.
                                                   Suite 330
                                                   Los Angeles, CA 90049

                                         OCEAN PARK VENTURES, L.P.

                                         By: /s/ Signature Illegible
                                             -----------------------
                                              General Partner

                                         Address:  12011 San Vicente Blvd.
                                                   Suite 330
                                                   Los Angeles, CA 90049

                                         EL DORADO VENTURES III, L.P.

                                         By:  El Dorado Venture Partners
                                              III, Its General Partner

                                         By: /s/ Signature Illegible
                                             -----------------------
                                              General Partner

                                         Address:  800 East Colorado Blvd.,
                                                   Suite 530
                                                   Pasadena, CA 91101

                [SIGNATURE PAGE TO INVESTOR'S RIGHTS AGREEMENT]

                                         EL DORADO C & L FUND, L.P.

                                         By:  El Dorado Venture Partners
                                              III, Its General Partner

                                              By: /s/ Signature Illegible
                                                  -----------------------
                                                   General Partner

                                         Address:  800 East Colorado Blvd.,
                                                   Suite 530
                                                   Pasadena, CA 91101

                                         EL DORADO TECHNOLOGY IV, L.P.,
                                         a California Limited Partnership

                                         By:  El Dorado Venture Partners
                                              III, Its General Partner

                                         By: /s/ Signature Illegible
                                             -----------------------
                                              General Partner

                                         Address:  800 East Colorado Blvd.,
                                                   Suite 530
                                                   Pasadena, CA 91101

                [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]

                                   SCHEDULE A

                             SCHEDULE OF INVESTORS

Crosspoint Venture Partners 1993
18551 MacArthur Blvd., Ste 400
Irvine, CA 92715

Crosspoint 1993 Entrepreneurs Fund
18551 MacArthur Blvd., Ste 400
Irvine, CA 92715

Enterprise Partners II, L.P.
12011 San Vicente Blvd., Suite 330
Los Angeles, CA 90049

Enterprise Partners II Associates, L.P.
12011 San Vicente Blvd., Suite 330
Los Angeles, CA 90049

Ocean Park Ventures, L.P.
12011 San Vicente Blvd., Suite 330
Los Angeles, CA 90049

El Dorado Ventures III, L.P.
800 East Colorado Blvd., Suite 530
Pasadena, CA 91101

El Dorado C&L Fund, L.P.
800 East Colorado Blvd., Suite 530
Pasadena, CA 91101

El Dorado Technology IV, L.P.
800 East Colorado Blvd., Suite 530
Pasadena, CA 91101

                                      A-1